UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2011

TaxMasters, Inc.
(Exact name of registrant specified in charter)

Nevada	33-11986-LA	91-2008803
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Town & Country Lane, Suite 400, Houston, TX 77024
(Address of principal executive offices) (Zip Code)

(281) 497-5937
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)
On September 9, 2011, TaxMasters, Inc., a Nevada corporation (the “Company”), received notice of the resignation from the Board of Directors of Mr. Greg Ralph.  The resignation was effective at the close of business on that date. The Company is currently seeking to fill the position with a qualified candidate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of September 2011.

TAXMASTERS, INC.

By:  /s/    Frederick V. Hackett
Name: Frederick V. Hackett
Title:   General Counsel and Secretary